SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934

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GSE SYSTEMS, INC.
(Name of Registrant as Specified in its Charter)

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GSE SYSTEMS, INC.
1332 Londontown Blvd., Suite 200
Sykesville, MD 21784
(410) 970-7800
Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of GSE Systems, Inc. on June 10, 2014. The Annual Meeting will begin at 11:00 a.m. local time at our headquarters located at 1332 Londontown Blvd, Suite 200, Sykesville, Maryland 21784.

The business to be presented for action at the Annual Meeting is described in the Proxy Statement. We urge you to read the Proxy Statement carefully. In addition to the formal items of business, I will be available at the meeting to answer your questions.
As permitted by the rules of the Securities and Exchange Commission, we are primarily furnishing proxy materials to our stockholders on the Internet rather than mailing paper copies of the materials to each shareholder. As a result, some of you will receive an Important Notice Regarding Availability of Proxy Materials instead of paper copies of the Proxy Statement and our Annual Report. The notice contains instructions on how to access the Proxy Statement and the Annual Report over the Internet, as well as instructions on how to request a paper copy of our proxy materials, if you so desire.

We look forward to seeing you at the meeting.

Very truly yours,

Jerome I. Feldman
Chairman of the Board

GSE SYSTEMS, INC.
1332 Londontown Blvd., Suite 200
Sykesville, MD 21784

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
June 10, 2014

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of GSE Systems, Inc. (the "Company") will be held on June 10, 2014, at 11:00 a.m. local time, at our headquarters located at 1332 Londontown Blvd, Suite 200, Sykesville, Maryland 21784 and thereafter as it may from time to time be adjourned, for the purposes stated below:

1. To elect two Class I directors to serve until the 2017 Annual Meeting and until their respective successors are elected and qualified;

2. To vote on a non-binding resolution to approve the Company's executive compensation;

3.  To ratify the selection by the Audit Committee of the Board of Directors of BDO USA LLP, independent registered public accountants, as the Company's independent registered public accountants for the fiscal year ending December 31, 2014;

4. To approve the Company's 1995 Long-Term Incentive Plan (as Amended and Restated effective March 6, 2014); and

5. To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 17, 2014 as the record date for the Annual Meeting. Owners of the Company's common stock at the close of business on that day are entitled to receive this notice of and to vote at the Annual Meeting or at any adjournments or postponements thereof.  Information regarding each of the matters to be voted on at the Annual Meeting is contained in the attached Proxy Statement and this Notice of Annual Meeting of Stockholders. We urge you to read the Proxy Statement carefully. In addition to the formal items of business, I will be available at the meeting to answer your questions.

If you plan to attend the Annual Meeting, please mark the appropriate box on the proxy card to help us plan for the Annual Meeting.

By Order of the Board of Directors

Jeffery G. Hough
Senior Vice President, Chief Financial Officer,
Secretary & Treasurer
Sykesville, Maryland
April 30, 2014

GSE SYSTEMS, INC.
1332 Londontown Blvd., Suite 200
Sykesville, MD 21784
(410) 970-7800

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

To be Held on Tuesday, June 10, 2014

GENERAL ANNUAL MEETING INFORMATION
This proxy statement contains information related to the annual meeting (the "Annual Meeting") of stockholders of GSE Systems, Inc. (the "Company") to be held on Tuesday, June 10, 2014 at 11:00 a.m. local time at our headquarters located at 1332 Londontown Blvd., Suite 200, Sykesville, Maryland 21784.  Proxies are hereby being solicited by the board of directors.  The notice of the Annual Meeting will be mailed to stockholders on or about May 1, 2014.
Electronic Document Delivery
Why didn't I receive paper copies of the proxy materials in the mail?
As permitted by the rules of the Securities and Exchange Commission ("SEC"), we are now primarily furnishing proxy materials to our stockholders on the Internet, rather than mailing paper copies of the Proxy Statement and the Annual Report to each shareholder. If you received only an Important Notice Regarding the Availability of Proxy Materials (the "Notice") by mail, you will not receive a paper copy of these proxy materials unless you request one. Instead, the Notice will instruct you on how you may vote your shares. The Notice will also instruct you as to how you may access your proxy card to vote over the Internet. If you received a Notice by mail or electronic mail and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice.

Annual Meeting Business

What proposals will be addressed at the Annual Meeting?

We will address the following proposals at the Annual Meeting:

1.	Election of two Class I directors;
2.	Approval of an advisory resolution to approve the Company's executive compensation;
3.	Ratification of the selection of BDO USA LLP as the Company's independent registered public accountants;
4.	Approval of the Company's 1995 Long-Term Incentive Plan (as Amended and Restated effective March 6, 2014; and
5.	Any other matters properly brought before the meeting.

Our Board unanimously recommends that the stockholders vote FOR the following nominees for Class I director:  Sheldon L. Glashow and Roger L. Hagengruber and FOR proposals 2, 3, and 4.

What vote is required to approve each proposal?

Proposal 1:  Election of Directors.  Directors are elected by a plurality. There are two Class I directors to be elected at the Annual Meeting.  Thus, the persons receiving the two highest number of votes will be elected as Class I directors.  Abstentions and broker non-votes have no impact on the outcome of the election of directors.  The nominees for director are Sheldon L. Glashow and Roger L. Hagengruber.

Proposal 2:  Approval of a Non-binding Resolution to Approve the Company's Executive Compensation.  The approval of Proposal 2 requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes are not votes cast and, therefore, will not affect the outcome of the voting for this proposal.  This proposal is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee will carefully review and consider the voting results.

Proposal 3:  Ratification of Appointment of Independent Registered Public Accounting Firm.  The approval of Proposal 3 requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes are not votes cast and, therefore, will not affect the outcome of the voting for this proposal.

Proposal 4:  Approval of the 1995 Long-term Incentive Plan (as amended and restated effective March 6, 2014).  The approval of Proposal 4 requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes are not votes cast and, therefore, will not affect the outcome of the voting for this proposal.

The Company will continue its long-standing practice of holding the votes of all stockholders in confidence from directors, officers and employees except: (a) as necessary to meet applicable legal requirements and to assert and defend claims for or against the Company; (b) in case of a contested proxy solicitation; or (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his/her vote to management.

What effect do abstentions and broker non-votes have on the outcome of the proposals?

Shares that abstain from voting as to a particular matter and broker non-votes will be counted for purposes of determining whether a quorum is present at the meeting for purposes of conducting business, but will not be counted as votes cast on such matter.  Accordingly, abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the voting for any of the proposals.

Voting And Proxies

Who may vote at the Annual Meeting?

All of the holders of record of GSE Systems Common Stock at the close of business on April 17, 2014 (the "Record Date") will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 17,887,859 shares of Common Stock outstanding and entitled to vote.

How many votes do I have?

You are entitled to cast one vote for each share of GSE Systems Common Stock ("Common Stock") owned by you on the Record Date on all matters properly brought before the Annual Meeting.

How do I vote?
If you are a holder of record (that is, if your shares are registered in your name with Continental Stock Transfer & Trust Company, our transfer agent (the "Transfer Agent")), there are four ways to vote:
Telephone Voting: You may vote by calling the toll-free telephone number indicated on the Notice or if you received a proxy card, by following the instructions on the proxy card. Please follow the voice prompts that allow you to vote your shares and confirm that your instructions have been properly recorded.
Internet Voting: You may vote by logging on to the website indicated on the Notice, or if you received a proxy card, by following the instructions on the proxy card. Please follow the website prompts that allow you to vote your shares and confirm that your instructions have been properly recorded.

Return Your Proxy Card By Mail: If you received your proxy materials by mail, you may vote by completing, signing and returning the proxy card in the postage-paid envelope provided with this proxy statement. The proxy holders will vote your shares according to your directions. If you sign and return your proxy card without specifying choices, your shares will be voted by the persons named in the proxy in accordance with the recommendations of the Board of Directors as set forth in this proxy statement.
Vote at the Meeting: You may cast your vote in person at the Annual Meeting. Written ballots will be passed out to anyone who wants to vote in person at the meeting.
Telephone and Internet voting for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. local time on June 9, 2014. Internet or telephone voting is convenient, provides postage and mailing cost savings and is recorded immediately, minimizing the risk that postal delays may cause votes to arrive late and therefore not be counted.
Even if you plan to attend the Annual Meeting, you are encouraged to vote your shares by proxy. You may still vote your shares in person at the Annual Meeting even if you have previously voted by proxy. If you are present at the Annual Meeting and desire to vote in person, your vote by proxy will not be counted.
How do I vote if I hold my shares in "street name?"
You should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet to your broker or nominee. If you provide specific voting instructions by mail, telephone or the Internet, your broker or nominee will vote your shares as you have directed.

Will my shares be voted if I do not provide my proxy?
If you are the stockholder of record and you do not vote or provide a proxy, your shares will not be voted.
If your shares are held in street name, your broker can only cast a vote on your behalf on "routine" matters under applicable NYSE MKT Stock Exchange ("NYSE MKT") rules.  Your broker may not vote your shares on non-routine matters unless they have received voting instructions from you.  Shares for which a broker submits a proxy card without vote are referred to as a "broker non-vote".
The election of directors, the approval of the non-binding vote to approve the Company's executive compensation and the approval of the 1995 Long-term Incentive Plan (as amended) are not considered to be "routine" matters, and your broker may not vote your shares with respect to these proposals without receiving voting instructions from you.  The proposal to ratify the selection of BDO USA LLP as our independent registered public accounting firm for fiscal 2014 is considered a "routine" matter, and your broker may vote your shares even if you do not provide them with voting instructions on that proposal.

Can I change my mind after I vote?
Yes.  If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by:

•	submitting a new proxy by telephone or via the Internet after the date of the earlier voted proxy;

•	signing another proxy card with a later date and returning it to us prior to the Annual Meeting; or

•	attending the Annual Meeting and voting in person.
If you hold your shares in street name, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee.

Other Meeting Information

Could the annual meeting be postponed?

The Annual Meeting will be postponed if a quorum is not present at the Annual Meeting on June 10, 2014. The presence, in person or by proxy, of at least a majority of the shares of Common Stock outstanding as of the Record Date will constitute a quorum and is required to transact business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

Who bears the cost of soliciting proxies? The Company will bear the cost of preparing, assembling and mailing the Notice and requested proxy materials and of reimbursing brokers, nominees, fiduciaries and other custodians for out-of-pocket and clerical expenses of transmitting the Notice and requested copies of the proxy materials to the beneficial owners of our shares.  In addition to use of the mail, proxies may be solicited by directors, officers and other employees of the Company, without additional compensation, in person or by telephone. The Company does not plan to employ a professional solicitation firm with respect to items to be presented at the Annual Meeting.

Where are GSE Systems' principal executive offices?

The principal executive offices of GSE Systems are located at 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784 and our telephone number is (410) 970-7800.

How can I obtain additional information about GSE Systems?

The Company will, upon written request of any stockholder, furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the "2013 Form 10-K"), as filed with the Securities and Exchange Commission ("SEC"), including financial statements and financial statement schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Act, but without exhibits. A list describing the exhibits not contained in the 2013 Form 10-K will be furnished with the 2013 Form 10-K. Please address all written requests to GSE Systems, Inc., 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784 Attention: Corporate Secretary. Exhibits to the Form 10-K will be provided upon written request and payment of an appropriate processing fee which is limited to the Company's reasonable expenses incurred in furnishing the requested exhibits.   In addition, the 2013 Form 10-K can be found on the Company's website, www.gses.com, under About Us/Investor Relations/Financial Reports and Presentations.

Do any of the officers or directors have a material interest in the matters to be acted upon?

To the best of our knowledge, no directors or officers have a material interest, direct or indirect, in any matters to be acted upon at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Common Stock as of the Record Date by (1) all beneficial owners of more than 5% of the Common Stock; (2) each director and nominee for election as director; (3) each executive officer named in the Summary Compensation Table appearing elsewhere in this Proxy Statement; and (4) all executive officers, directors and nominees of the Company as a group. The number of shares beneficially owned by each person is determined under the rules of the Securities and Exchange Commission (the "SEC") and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the rules of the SEC, a person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of the Record Date. The Common Stock is the only class of voting securities of the Company.  Except as otherwise indicated in the footnotes to the tables below, the Company believes that the beneficial owners of the Common Stock have sole investment and voting power with respect to such shares, subject to community property laws where applicable.  Unless otherwise indicated, the address for each of the stockholders listed below is c/o GSE Systems, Inc., 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784.

	GSE Common Stock
	Amount and Nature		Percent of
Name of Beneficial Owner	of Beneficial Ownership (A)		Class (B) (1)

Beneficial Owners:
NGP Energy Technology Partners II, LP	2,616,525	(2)	14.6%
1700 K St NW, Suite 750
Washington, DC 20006

S Squared Technology, LLC	1,141,800	(3)	6.4%
515 Madison Avenue
New York, NY 10022

Jack Silver	1,132,934	(4)	6.3%
80 Columbus Circle PH76A
New York, NY 10023

Bridgehampton Capital Management LLC	1,064,400	(5)	6.0%
2304 Main Street
Unit B
Bridgehampton, NY 11932

Management:

Jerome I. Feldman	419,838	(6)	2.3%
O. Lee Tawes, III	263,900	(7)	1.5%
James A. Eberle	125,000	(8)	*
Lawrence M. Gordon	110,000	(9)	*
Chin-Our Jerry Jen	104,981	(10)	*
Jeffery G. Hough	94,312	(11)	*
Gill R. Grady	88,671	(12)	*
Steven L. Freel	59,285	(13)	*
Roger L. Hagengruber	58,000	(14)	*
Sheldon L. Glashow	53,438	(15)	*
Joseph W. Lewis	48,000	(16)	*
Jane Bryant Quinn	42,166	(17)	*
Christopher D. Sorrells	11,000	(18)	*

Directors and Executive Officers	1,450,734	(19)	7.7%
as a group (13 persons)

* Less than one percent.

(A)
This table is based on information supplied by officers, directors and principal stockholders of the Company and on any Schedules 13D or 13G filed with the SEC including, but not limited to, certain Schedules 13G/A filed for 2013 by S Squared Technology, LLC, Sherleigh Associates Inc. Profit Sharing Plan, Bridgehampton Capital Management LLC, and a 13D filed for NGP Energy Technology Partners II, LP.  On that basis, the Company believes that certain of the shares reported in this table may be deemed to be beneficially owned by more than one person and, therefore, may be included in more than one table entry.  Except as otherwise indicated in the footnotes to this table, the stockholders named in this table have sole voting and dispositive power with respect to the shares indicated as beneficially owned.

(B)	Applicable percentages are based on 17,887,859 shares outstanding on April 17, 2014, adjusted as required by rules promulgated by the SEC.

(1)  Assumes for each beneficial owner and for directors and executive officers as a group that (i) all options and warrants are exercised in full only by the named beneficial owner or members of the group and (ii) no other options or warrants are exercised.

(2)  Based on a Schedule 13D/A filed with the SEC on May 17, 2012 by NGP Energy Technology Partners II, L.P., on its own behalf and on behalf of NGP ETP II, L.L.C., Energy Technology Partners, L.L.C., and Philip J. Deutch. The Reporting Persons disclaim beneficial ownership over the securities reported except to the extent of the Reporting Persons' pecuniary interest therein.

(3)  Based on a Schedule 13G/A filed with the SEC on February 14, 2014 by S Squared Technology, LLC ("SST") on its own behalf and on behalf of Seymour L. Goldblatt and Kenneth A. Goldblatt.  SST is a registered investment adviser and Seymour and Kenneth Goldblatt are control persons of SST.   Seymour and Kenneth Goldblatt disclaim any beneficial ownership interest of the shares held by any funds for which SST acts as an investment adviser, except for that portion of such shares that relates to their economic interest in such shares, if any.

(4)  Based on a Schedule 13G/A filed with the SEC on February 12, 2014 by Jack Silver, Trustee of the Sherleigh Associates Inc. Profit Sharing Plan.  Such shares of Common Stock are beneficially owned by the reporting persons and held by Sherleigh Associates Inc. Profit Sharing Plan.

(5)  Based on a Schedule 13G filed with the SEC on February 6, 2014 by the following "Reporting Persons:" Bridgehampton Value Strategies Fund, Bridgewater Monument Fund LLC, Bridgehampton Capital Management, Kenneth E. Lee, and Charles D. Morgan.  Collectively, the Reporting Persons beneficially own 1,064,400 shares of Common Stock.

(6)  Includes 218,858 shares of Common Stock owned directly by Mr. Feldman, 171,428 shares of Common Stock issuable upon exercise of stock options held by Mr. Feldman, 1,341 shares of Common Stock allocated to Mr. Feldman's account pursuant to the provisions of the GP Retirement Savings Plan (the "GP Plan"), 354 shares of Common Stock held by members of Mr. Feldman's family, and 27,857 shares of Common Stock issuable upon exercise of stock options held by Mr. Feldman's family.  Mr. Feldman disclaims beneficial ownership of all shares held by his family.

(7)  Includes 215,900 shares of Common Stock owned directly by Mr. Tawes and 48,000 shares of Common Stock issuable upon exercise of options held by Mr. Tawes.

(8)  Includes 5,000 shares of Common Stock owned directly by Mr. Eberle and 120,000 shares of Common Stock issuable upon exercise of stock options held by Mr. Eberle.

(9)  Includes 10,000 shares of Common Stock owned directly by Mr. Gordon and 100,000 shares of Common Stock issuable upon exercise of stock options held by Mr. Gordon.

(10)  Includes 6,410 shares of Common Stock owned directly by Mr. Jen and 98,571 shares of Common Stock issuable upon exercise of stock options held by Mr. Jen.

(11)  Includes 5,741 shares of Common Stock owned directly by Mr. Hough and 88,571 shares of Common Stock issuable upon exercise of stock options held by Mr. Hough.

(12)  Includes 100 shares of Common Stock owned directly by Mr. Grady and 88,571 shares of Common Stock issuable upon exercise of stock options held by Mr. Grady.

(13)  Includes 59,285 shares of Common Stock issuable upon exercise of stock options held by Mr. Freel.

(14)  Includes 10,000 shares of Common Stock owned directly by Dr. Hagengruber and 48,000 shares of Common Stock issuable upon exercise of stock options held by Dr. Hagengruber.

(15)  Includes 5,438 shares of Common Stock owned directly by Dr. Glashow and 48,000 shares of Common Stock issuable upon exercise of stock options held by Dr. Glashow.

(16)  Includes 48,000 shares of Common Stock issuable upon exercise of stock options held by Mr. Lewis.

(17)  Includes 42,166 shares of Common Stock issuable upon exercise of stock options held by Ms. Quinn.

(18)  Includes 11,000 shares of Common Stock issuable upon exercise of stock options held by Mr. Sorrells.  Mr. Sorrells is a Managing Director at NGP Energy Technology Partners which beneficially owns 2,616,525 shares of Common Stock.  Mr. Sorrells disclaims beneficial ownership of all shares of Common Stock owned by NGP Energy Technology Partners.

(19)  Includes 477,447 shares of Common Stock owned directly by the directors and executive officers, 971,592 shares of Common Stock issuable upon exercise of stock options held by the directors and executive officers, 1,341 shares of Common Stock allocated to accounts pursuant to the provisions of the GP Plan, and 354 shares of Common Stock owned by family members of the directors and executive officers.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Identification of Directors and Executive Officers

Name		Age	Title

James A. Eberle		46	Director, Chief Executive Officer
Jerome I. Feldman		85	Director, Chairman of the Board
Steven L. Freel		50	Chief Operating Officer
Sheldon L. Glashow	(1) (3)	81	Director
Gill R. Grady		56	Senior Vice President
Lawrence M. Gordon		60	Senior Vice President, General Counsel
Roger L. Hagengruber	(1)	71	Director
Jeffery G. Hough		59	Senior Vice President, Chief Financial Officer, Treasurer, Secretary
Chin-Our Jerry Jen		65	President
Joseph W. Lewis	(1)	79	Director, Chairman of the Audit Committee
Jane Bryant Quinn	(2)	75	Director, Chairman of the Compensation Committee
Christopher D. Sorrells	(2)	45	Director
O. Lee Tawes, III	(2) (3)	66	Director

(1) Member of Audit Committee
(2) Member of Compensation Committee
(3) Member of Nominating Committee

Background of Directors and Executive Officers and Qualifications of Directors.

Biographical information with respect to the executive officers and directors of GSE Systems is set forth below.  There are no family relationships between any executive officers or directors.

James A. Eberle.  Since November 1, 2010, Mr. Eberle has been the Chief Executive Officer and a Director of the Company.   From June 1, 2010 until October 31, 2010, Mr. Eberle was the Chief Operating Officer of the Company. Prior thereto Mr. Eberle worked at MXL Industries, Inc. ("MXL"), his last position being President.  From 1990 to May 2004, Mr. Eberle worked at General Physics Corporation, which is now GP Strategies Corporation (NYSE:  GPX), his last position being VP of Operations.  Prior to joining General Physics, Mr. Eberle was a Nuclear Reactor Operator and Instructor in the United States Navy.

Mr. Eberle brings leadership capabilities, financial knowledge and business acumen to our Board.   In addition, Mr. Eberle's knowledge of the Company and its operations make him qualified to serve as the Company's Chief Executive Officer and a member of the Board.

Jerome I. Feldman.  Mr. Feldman has served as a Company director since 1994 and as Chairman of the Board since 1997. In April 2007, Mr. Feldman became an executive officer of the Company in the position of Chairman of the Board.  Mr. Feldman was founder of GP Strategies and was its Chief Executive Officer and Chairman of the Board until April 2005 and Chairman of the Executive Committee of GP Strategies from April 2005 to June 2007.  He was: Chairman of the Board of Five Star Products, Inc., a paint and hardware distributor, from 1994 until March 2007; Chairman of the Board and Chief Executive Officer of National Patent Development Corporation, a holding company with interests in optics, training, optical plastics, paint and hardware distribution services from August 2004 until May 2007; and Chief Executive Officer and President of National Patent Development Corporation from January 1960 to August 2004; and a Director of Valera Pharmaceuticals, Inc., a specialty pharmaceutical company, from January 2005 until April 2007. Mr. Feldman is also Chairman of the New England Colleges Fund and a Trustee of Northern Westchester Hospital Foundation.

As a former Chief Executive Officer of GP Strategies, Inc., a public company, Mr. Feldman brings management experience, leadership capabilities, financial knowledge and business acumen to our Board.  Mr. Feldman has a deep understanding of the Company and its operations, having served on our Board since 1994 and as Chairman of the Board since 1997.  Mr. Feldman's experience makes him a valued and important contributor to our Board.

Steven L. Freel.  Mr. Freel was appointed to Chief Operating Officer effective January 1, 2013.   As Chief Operating Officer, Mr. Freel heads all U.S. operations.  Prior to becoming COO, Mr. Freel has served GSE Systems in a number of other roles including Chief Technology Officer, VP Chief Technology Officer, and Director of Business Development.  He has over 25 years of technology development and systems integration experience and an extensive background in business development and project roll-out.  Mr. Freel holds a B.S. in Mechanical Engineering from Penn State University and an MBA with a focus on business strategy from the Smith School of Business at the University of Maryland.

Sheldon L. Glashow, Ph.D.  Dr. Glashow has served as a director since 1995. Dr. Glashow is the Higgins Professor of Physics Emeritus at Harvard University, and a university professor and the Arthur G.B. Metcalf Professor of Mathematics & the Sciences at Boston University since July 2000, and previously taught physics at other major universities in Massachusetts, Texas, California and France. In 1979, Dr. Glashow received the Nobel Prize in Physics. Dr. Glashow was a director of Interferon Sciences, Inc., a pharmaceuticals company from 1991 to 2005. Dr. Glashow also served on the Board of RedStorm Scientific, Inc., a computational drug design company, until 2009. Dr. Glashow is a member of the National Academy of Science, the American Academy of Arts and Sciences, the American Philosophical Society, and is a foreign member of the Russian, Korean and Costa Rican Academies of Sciences.

As a winner of the Nobel Prize in Physics in 1979 and the Arthur G.B. Metcalf Professor of Mathematics & the Sciences at Boston University since July 2000, Dr. Glashow's breadth of knowledge in the multiple scientific disciplines makes him a valued and important contributor to our Board.

Gill R. Grady.  Mr. Grady has served as a Senior Vice President since September 1999 and is currently responsible for the Company's Marketing, Business Development and Merger Integration activities.  Prior to September 1999, he was responsible for Eastern European, Process Industry and Department of Energy business operations. He has also held numerous senior management positions in business operations, marketing and project management with the Company as well as several administrative functions such as investor relations, human resources, contract administration and information technology.  He has been employed by the Company or predecessor companies since 1980.

Lawrence M. Gordon.  Mr. Gordon has been with the Company since January 2009 and currently serves as a Senior Vice President and the Company's General Counsel.  From March 2006 until December 2008, Mr. Gordon was Assistant to the President of Stem Cell Innovations, Inc., a publicly traded cell biology company.   From July 1995 until March 2006, Mr. Gordon was Chief Executive Officer and a Director of Interferon Sciences, Inc., a publicly traded biotechnology company engaged in the manufacture and sale of an FDA approved natural alpha interferon product.

Roger L. Hagengruber, Ph.D.  Dr. Hagengruber has served as a director since June 2001. Dr. Hagengruber retired in 2003 as the Senior Vice President for National Security and Arms Control at the Sandia National Laboratories, where he served as an officer for over 17 years. In his former position, he led programs in nuclear technologies, arms control, satellite and sensor systems, security, and international programs, including an extensive set of projects within the states of the former Soviet Union. He served as the Senior Security Officer at Los Alamos National Laboratory, retiring in 2008, and retired in 2009 from the University of New Mexico ("UNM") where he was Associate Vice President for Research.  Dr. Hagengruber served for three years on the Nuclear and Radiation Studies Board of the National Academy of Science and is currently a member of the Defense Threat Reduction Agency Basic Research Review Committee and the American Physical Society Policy Committee.  He also has status as Senior Vice President Emeritus at Sandia National Laboratories and is Emeritus Director of the Institute for Public Policy at UNM.  Dr. Hagengruber holds B.S., M.S. and Ph.D. degrees from the University of Wisconsin, with his doctorate in nuclear physics. He is also a graduate of the Industrial College of the Armed Forces.

As a former senior executive for National Security and Arms Control at the Sandia National Laboratories, Dr. Hagengruber brings management experience, an understanding of the Company's technology and business acumen to our Board.  Dr. Hagengruber has a deep understanding of the Company and its operations, having served on our Board since 2001.  Dr. Hagengruber's experience makes him a valued and important contributor to our Board.

Jeffery G. Hough.  Mr. Hough joined the Company in January 1999 as Senior Vice President and Chief Financial Officer. During 1999, he was elected both Treasurer and Secretary of the Company. Prior to joining the Company, from 1995 through 1998, Mr. Hough was the Chief Financial Officer and Treasurer of Yokogawa Industrial Automation America, Inc., a supplier of process control equipment. From 1982 through 1995, he held various financial management positions with two other suppliers of process control equipment, ABB Process Automation and Leeds & Northrop. Mr. Hough was an auditor for Price Waterhouse from 1977 to 1982.

Chin-our Jerry Jen.  Mr. Jen has been with the Company and its predecessor companies since 1980 in various engineering and senior management positions. In 1997, Mr. Jen was promoted to Senior Vice President of the Power Business Unit, and from November 14, 2000 until April 30, 2010 was the Chief Operating Officer of GSE. On March 27, 2001, Mr. Jen was named President.

Joseph W. Lewis.  Mr. Lewis has served as a director since March 2000. In 1998, Mr. Lewis retired from Johnson Controls, Inc. after 39 years of service, including his tenure from 1986 to 1998 as Executive Vice-President with responsibilities for its Controls Group. Mr. Lewis served as a director of Wheaton Franciscan Services, Inc., an integrated multi-location health care provider from 1991 to 2009, serving as its Treasurer from 1993 to 2002 and as its Chairman of the Board from 2003 to 2009.

As a former senior executive to a company in our industry, Mr. Lewis brings management experience, leadership capabilities, financial knowledge and business acumen to our Board.  Mr. Lewis has a deep understanding of the Company and its operations, having served on our Board since 2000 and as Chairman of the Audit Committee since 2003.  Mr. Lewis's experience makes him a valued and important contributor to our Board.

Jane Bryant Quinn.  Ms. Quinn has served as a director since May 2008.  Ms. Quinn is one of the nation's leading experts on personal finance.  She currently writes a monthly column for AARP and has authored several books on personal finance.  She is the co-founder of MainStreetConnect.us, an online community news company.  Ms. Quinn has many awards to her credit, including an Emmy Award for outstanding coverage of news on television and the Gerald Loeb award for distinguished lifetime achievement in business and financial journalism.  She has been named by the World Almanac as one of the 25 most influential women in the United States.  She served on the boards of the Harvard School of Public Health, the Jerome Levy Economics Institute of Bard College, and her alma mater, Middlebury College.  She is currently a director of Bloomberg L.P., the financial services company.

Ms. Quinn, being one of the nation's leading experts on personal finance, brings financial knowledge and business acumen to our Board.   Ms. Quinn's experience makes her a valued and important contributor to our Board.

Christopher D. Sorrells.  Mr. Sorrells has served as a director since March 2012.  He is a Managing Director at NGP Energy Technology Partners ("NGP ETP"), which he joined at its formation in September 2005.  NGP ETP is a leading private equity firm focused on companies that provide products and services to the oil and gas, power, and environmental service sectors and is an affiliate of NGP Energy Capital Management, which together with its affiliates have managed approximately $13 billion in committed capital since 1988.  NGP ETP beneficially owns 2,616,525 shares of the Company's common stock.  Prior to joining NGP ETP, Mr. Sorrells worked at Clarity Partners, a private equity firm, and at Banc of America Securities.  In 1999, he founded and headed Banc of America's Energy Technology Investment Banking Group, where he was involved in a broad range of energy and energy-related transactions.   Prior to that, Mr. Sorrells was an investment banker at Salomon Smith Barney, where he focused on energy and power companies. Mr. Sorrells is a board member of groSolar and Renewable Energy Group.

Mr. Sorrells' financial background and the extensive knowledge and expertise he gained working with a variety of energy and environmental service companies make him a skilled advisor, who provides critical insight into strategic planning and financial matters.

Orrie Lee Tawes III.  Mr. Tawes has served as a director since 2006. Mr. Tawes is the Executive Vice President and Head of Investment Banking and a member of the Board at Northeast Securities, Inc.  From 2000-2001 he was a Managing Director for C.E. Unterberg, Towbin, an investment and merchant banking firm specializing in high growth technology companies. Mr. Tawes spent 20 years at Oppenheimer & Co. Inc. and CIBC World Markets, where he was Director of Equity Research from 1991 to 1999. He was also Chairman of the Stock Selection Committee at Oppenheimer & Co., a member of its Executive Committee and a member of its Commitment Committee. From 1972 to 1990, Mr. Tawes was an analyst covering the food and diversified industries at Goldman Sachs & Co. and Oppenheimer & Co. Mr. Tawes is a graduate of Princeton University and received his MBA from Darden School at the University of Virginia. He serves as a director for Houston America Energy Corp.

As the Executive Vice President and Head of Investment Banking at Northeast Securities, Inc and having held other executive positions in the financial services industry, Mr. Tawes brings leadership capabilities, financial knowledge and business acumen to our Board.  Mr. Tawes has a deep understanding of the Company and its operations, having served on our Board since 2006.  Mr. Tawes' experience makes him a valued and important contributor to our Board.

CORPORATE GOVERNANCE

The Board Of Directors

The Board oversees the business affairs of GSE Systems and monitors the performance of management and elects the executive officers of the Company.  GSE Systems' Certificate of Incorporation provides that the Board shall be divided into three classes that serve staggered three-year terms and are as nearly equal in number as possible. The stockholders elect at least one class of directors annually. Each class generally serves for a period of three years, although a director may be elected for a shorter term in order to keep the number of directors in each class approximately equal.

Both of the current Class I directors (Sheldon L. Glashow and Roger L. Hagengruber) are standing for re-election for a three-year term at the Annual Meeting.  Class II directors (Joseph W. Lewis, Jane Bryant Quinn and O. Lee Tawes, III) serve until the 2015 Annual Meeting at which their successors will be elected, and Class III directors (James A. Eberle, Jerome I. Feldman and Christopher D. Sorrells) serve until the 2016 Annual Meeting at which their successors will be elected. The Board has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operating details. Members of the Board are kept informed of the Company's business by various reports and documents sent to them as well as by operating and financial reports made at Board and Committee meetings.

The non-management directors meet at the end of every board meeting in executive session. The executive sessions of non-management directors are presided over by the director who is the Chairman of the committee responsible for the issues being discussed. Any director may request an executive session of non-management directors to discuss any matter of concern.

Independence

The Board reviews the independence of its members on an annual basis. No directors will be deemed to be independent unless the Board affirmatively determines that the director in question has no material relationship with the Company, directly or as an officer, stockholder, member or partner of an organization that has a material relationship with the Company. The Board has not adopted any categorical standards of directors' independence; however, the Board employs the standards of independence of the NYSE MKT rules currently in effect. As a result of its Annual Review, the Board determined that Dr. Sheldon L. Glashow, Dr. Roger Hagengruber, Joseph W. Lewis, Jane Bryant Quinn, Christopher D. Sorrells and Orrie Lee Tawes, III meet NYSE MKT independence standards and that all of the members of the Audit Committee meet the applicable heightened standards for independence.

Board Leadership Structure

Mr. Feldman currently serves as Chairman of the Board of Directors. Mr. Eberle currently serves as Chief Executive Officer of the Company. The Company believes it is the Chairman's responsibility to lead the Board of Directors and Chief Executive Officer's responsibility to lead the day-to-day operations of the Company. As directors continue to have more oversight responsibility than ever before, we believe it is beneficial to have a Chairman who is responsible for leading the Board, which allows the Chief Executive Officer to focus on running the Company. This separation of responsibilities ensures that there is no duplication of effort between the Chairman and Chief Executive Officer. We believe this separation of leadership provides strong leadership for our Board, while also positioning our Chief Executive Officer as the leader of the Company in the eyes of our customers, employees and stockholders.

Board's Role In Oversight

While the Board oversees risk management, Company management is charged with managing risk. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls at least annually. Management communicates with the Board, Board Committees and individual Directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management. The Board implements its risk oversight function both as a whole and through Committees.  The Audit Committee oversees risks related to the Company's financial statements, the financial reporting process, and accounting matters. The Audit Committee oversees the internal audit function and the Company's ethics programs. The Audit Committee members meet separately with representatives of the Company's independent registered public accounting firm.  The Compensation Committee evaluates the risks and rewards associated with the Company's compensation philosophy and programs.

Meetings of the Board of Directors

The Board held eight meetings during the fiscal year ended December 31, 2013.  During the 2013 fiscal year, no director attended less than seventy-five percent (75%) of the aggregate of (1) the total number of meetings of the Board (held during the period for which he/she was a director) and (2) the total number of meetings held by all committee(s) of the Board on which he/she served (during the periods that he/she served).

Board Member Attendance At Annual Meetings

The Company encourages, but does not require, all of its directors to attend the Annual Meeting of Stockholders.  Messrs. Feldman, Eberle, and Sorrells attended the 2013 Annual Meeting of Stockholders.

Committees Of The Board Of Directors

The Board has three standing committees: the Nominating Committee, the Audit Committee and the Compensation Committee. As an NYSE MKT listed company, we are subject to the NYSE MKT listing standards.  The Company is required under the NYSE MKT listing standards to have a majority of independent directors and all of the members of the audit, nominating and compensation committees are required to be independent, including compliance with any heightened independence standard applicable to service on any of those committees.

Nominating Committee.  The Nominating Committee consists of Messrs. Glashow and Tawes. Both members of the Nominating Committee are "independent" directors as that term is defined by applicable SEC rules and the NYSE MKT listing standards. The Nominating Committee selects and recommends nominees for election as directors. The Nominating Committee met once during fiscal year 2013.  The Nominating Committee operates pursuant to a written Charter which is available on our website at www.gses.com.

Audit Committee.  The Audit Committee consists of Messrs. Hagengruber, Glashow and Lewis (Chairman), each of whom meets the general as well as the heightened independence standards set by applicable SEC rules and the NYSE MKT listing standards. In addition, the Board has determined that Mr. Lewis is an "audit committee financial expert" as defined by applicable SEC and NYSE MKT rules. The Audit Committee operates under a written charter adopted by the Board. Management is responsible for the Company's internal controls and preparing the Company's consolidated financial statements. The Company's independent registered public accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing a report thereon. The Committee is responsible for overseeing the conduct of these activities and appointing the Company's independent accountants. The Audit Committee makes recommendations concerning the engagement of independent registered public accountants, reviews with the independent registered public accountants the plans and results of the audit engagement, approves professional services provided by the independent registered public accountants, reviews the independence of the independent registered public accountants and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met four times during fiscal year 2013. See "Report of the Audit Committee" below. The Audit Committee Charter is attached to this proxy as Exhibit B and is available on our website at www.gses.com.

Compensation Committee.  The Compensation Committee consists of Messrs. Sorrells, Tawes and Ms. Quinn (Chairman).  Messrs. Sorrells, Tawes and Ms. Quinn are "independent" directors as that term is defined by applicable SEC rules and the NYSE MKT listing standards. The Compensation Committee is responsible for determining compensation for the Company's executive officers and for administering and granting awards under the Company's Long-Term Incentive Plan. The Compensation Committee met once during fiscal year 2013.  See "Report of the Compensation Committee" below. The Compensation Committee operates pursuant to a written Charter which is available on our website at www.gses.com.

Communications with the Board of Directors

The Board desires to foster open communications with its security holders regarding issues of a legitimate business purpose affecting the Company. The Board has adopted policies and procedures to facilitate written communications by stockholders to the Board. Persons wishing to write to our Board, or to a specified director or committee of the Board, should send correspondence to the Corporate Secretary at 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784. Electronic submissions of stockholder correspondence will not be accepted.

The Corporate Secretary will forward to the directors all communications that, in his judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the Board, or to the affairs of GSE Systems. Any correspondence received that is addressed generically to the Board will be forwarded to the Chairman of the Board, with a copy to the Chairman of the Audit Committee.

Stockholder Proposals

In accordance with rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with the 2015 annual meeting must do so no later than January 2, 2015. Any such proposal must be submitted in compliance with applicable SEC regulations as well as the requirements of the Company's bylaws, described below.  Stockholder proposals submitted after January 2, 2015 will be considered untimely, and the proxy holders may vote on any such matter, in their discretion.

Section 2.7 of the Company's Bylaws requires a stockholder to give written notice of his or her intent to submit a stockholder proposal containing, among other things:

•	the names and addresses of the proponent and any persons acting in concert with the proponent and how those names and addresses appear in the Corporation's records;

•	the class and number of shares beneficially owned by all such identified persons;

•	a description of the proposal; and

•	any other information that the Board reasonably determines is necessary or appropriate to enable the Board and the stockholders to consider the proposal.

If the board or a designated committee or the officer who will preside at the stockholders' meeting determines that the information provided in such notice does not satisfy the informational requirements of the Bylaws or is otherwise not in accordance with law, the stockholder will be notified promptly of such deficiency and be given an opportunity to cure the deficiency within the time period prescribed in the Bylaws. If the deficiency is not cured, the proposal may not be presented at the meeting.

Copies of the Company's By-laws are available to stockholders without charge upon request to the Corporate Secretary at the Company's address set forth above.

Stockholder Nominations

The Board will consider nominees for director who are submitted by stockholders.  All nominations must be made in accordance with our Bylaws and the procedures established by the Nominating Committee, described below. All persons recommended as director candidates must meet the qualifications established by the Board.  Written notice of all stockholder director nominees proposed for election at the 2015 annual meeting must be received by the Nominating Committee at our principal executive office not later than April 10, 2015, and no earlier than March 12, 2015. The written notice must contain the following material elements, as well as any other information reasonably requested by the Company or the Nominating Committee:

•	the name and address, as they appear on our books, of the stockholder giving the notice or of the beneficial owner, if any, on whose behalf the nomination is made;
•
a representation that the stockholder giving the notice is a holder of record of our common stock entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice;

•	a complete biography of the nominee, as well as consents to permit us to complete any due diligence investigations to confirm the nominee's background, as we believe to be appropriate;
•	the disclosure of all special interests and all political and organizational affiliations of the nominee;
•	a signed, written statement from the director nominee as to why the director nominee wants to serve on our Board, and why the director nominee believes that he or she is qualified to serve;
•
a description of all arrangements or understandings between or among any of the stockholders giving the notice, the beneficial owner, if any, on whose behalf the notice is given, each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice;

•
such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by our Board of Directors; and

•	the signed consent of each nominee to serve as a director if so elected.

The Committee applies the same criteria when considering stockholder nominees as it does to Company nominated candidates.

Each director nominee will be evaluated considering the relevance to us of the director nominee's skills and experience, which must be complimentary to the skills and experience of the other members of the Board.  Although the Nominating Committee does not have a formal policy regarding diversity, in considering director candidates, the Nominating Committee considers such factors as it deems appropriate to assist in developing a board and committees that are diverse in nature and comprised of members who have various types of experience (industry, professional, public service). Each director nominee is evaluated in the context of the Board's qualifications, as a whole, with the objective of establishing a Board that can best perpetuate our success and represent stockholder interests through the exercise of sound business judgment.

Certain Relationships And Related Party Transactions

It is the Company's policy that any transactions with related parties are to be reviewed and approved by the Company's Audit Committee, with the exception of officer compensation which is approved by the Compensation Committee.

Code Of Business Conduct And Ethics

The Company has adopted a Code of Ethics for Senior Financial Officers of the Company and its subsidiaries and a Conduct of Business Policy for directors, officers and employees of the Company and its subsidiaries. It is the Company's intention to disclose any waivers of such Code of Ethics or Conduct of Business Policy on the Company's website at www.gses.com. The Company will provide a copy of such Code of Ethics and Conduct of Business Policy to any person upon written request made to the Company's Secretary in writing to the following address: GSE Systems, Inc., Attn: Secretary, 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires any person who was one of our executive officers, directors or who owned more than ten percent (10%) of any publicly traded class of our equity securities at any time during the fiscal year (the "Reporting Persons"), to file reports of ownership and changes in ownership of equity securities of the Company with the SEC and the NYSE MKT. These Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) filings.

Based solely upon a review of Forms 3 and Forms 4 and amendments thereto furnished to GSE Systems during the most recent fiscal year, and Forms 5 and amendments thereto with respect to its most recent fiscal year, or written representations from certain Reporting Persons that such filings were not required, we believe Messrs. Sorrells, Lewis, Hagengruber, Glashow, Tawes, Feldman, and Ms. Quinn each filed one late Form 4 in 2013.

AUDIT COMMITTEE REPORT

The Audit Committee has:

•
reviewed and discussed the Company's audited consolidated financial statements as of and for the year ended December 31, 2013 with management and with KPMG LLP, GSE's  independent registered public accounting firm for 2013 (See Change of Independent Registered Public Accountants below);

•
discussed with KPMG LLP the matters required under applicable professional auditing standards and regulations by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•
received the written disclosures and the letter from KPMG LLP required by PCAOB rule 3526, Communication with Audit Committees Concerning Independence and has discussed with KPMG LLP its independence from the Company and its management;

•
discussed with KPMG LLP the overall scope and plans of their audit.  The Committee met with KPMG LLP, with and without management present, to discuss the results of their examinations and the overall quality of the Company's financial reporting;

•
recommended, based on the reviews and discussions referred to above, to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC; and

•	selected BDO USA LLP as the Company's independent accountants for the year 2014. Such selection is being submitted for ratification by the stockholders at the Annual Stockholders' Meeting.

By the members of the Audit Committee:

Joseph W. Lewis, Chairman
Dr. Sheldon L. Glashow
Dr. Roger L. Hagengruber

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

The Audit Committee pre-approves all audit and permissible non-audit services provided to the Company by the independent registered public accountants. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted policies and procedures for the pre-approval of services provided by the independent registered public accountants. Management must provide a detailed description of each proposed service and the projected fees and costs (or a range of such fees and costs) for the service. The policies and procedures require management to provide quarterly updates to the Audit Committee regarding services rendered to date and services yet to be performed.

As permitted under the Sarbanes-Oxley Act of 2002, the Audit Committee may delegate pre-approval authority to its Chairman, for audit and permitted non-audit services. Any service pre-approved by the Audit Committee or its Chairman must be reported to the Audit Committee at the next scheduled quarterly meeting. In addition, the pre-approval procedures require that all proposed engagements of BDO USA LLP for services of any kind be directed to the Company's Chief Financial Officer before they are submitted for approval prior to the commencement of any service.

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for fiscal 2013 and fees billed for other services rendered by KPMG LLP, together with a comparison of the fees for audit services and other services rendered by KPMG LLP in fiscal 2012. The Audit Committee approved 100% of the services described in the following table.

	2013	2012

Audit fees (1)	$446,185	$448,515

Audit-related fees (2)	-	18,850

All other fees (3)	-	18,550

Total fees	$446,185	$485,915

(1)
Audit fees consisted of fees for audits of the Company's financial statements, including quarterly review services in accordance with SAS No. 100 and statutory audit services for subsidiaries of the Company.

(2)	Audit-related fees consisted of fees for audits of the financial statements of the Company's 401(k) Savings Plan.
(3)	In 2012, these fees related to additional audit procedures around the implementation of a new ERP system and the testing of controls.

There were no other fees for the last two years except as outlined in the above table.

Change in Independent Registered Public Accountants

On March 21, 2014, KPMG LLP ("KPMG") was dismissed as the Company's independent registered public accounting firm.  The change was recommended by the Audit Committee and approved by the Board of Directors. The audit reports of KPMG on the consolidated financial statements of the Company as of and for the years ended December 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company's two most recent fiscal years ended December 31, 2013 and 2012 and through March 26, 2014, the Company did not have any disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

For the years ended December 31, 2013 and 2012, there have been the following reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K.

In 2012, the Company implemented a new system for financial reporting and accumulation of financial data. The new financial system is a significant component of the Company's internal control over financial reporting, but was not adopted in response to any deficiency in its internal controls. As of December 31, 2012, the Company had not completed the evaluation of the completeness, design and operating effectiveness of the internal controls over the new financial system, and therefore concluded that a material weakness in internal control over financial reporting existed. During the fourth quarter of 2013, the Company completed an evaluation of the completeness, design and operating effectiveness of the internal controls over the new financial reporting system and remediated the material weakness.

In addition, the Company determined that the following was a material weakness in its internal control over financial reporting as of December 31, 2013. The Company's internal control over expense cut-off was not designed appropriately to prevent or detect errors that could be material to the Company's financial statements. The Company had one employee who was responsible for both review of the vendor invoices for appropriate accounting treatment as well as recording the invoices in the appropriate period. As a result of this material weakness in the design of its internal control over financial reporting, the Company performed additional review and analysis over its consolidated financial statements for the year ended December 31, 2013.

EXECUTIVE COMPENSATION

Compensation Discussion And Analysis

The Compensation Committee consists entirely of independent directors in accordance with NYSE MKT listing standards. The Committee is responsible for overseeing and administering the Company's compensation program for its executive officers and for granting awards under, and administering, the Company's Long-Term Incentive Plan. The Compensation Committee bases its decisions on both individual performance and the Company's financial results. All compensation decisions are made solely by the Compensation Committee; however, the Compensation Committee may consult with the Chairman of the Board and the Company's Chief Executive Officer as part of its decision making process when examining their respective compensation packages. However, the Chief Executive Officer, as required by the NYSE MKT listing standards, may not be present during voting or deliberations as to his compensation.  In the event compensation to an officer or director of the Company may result or be deemed to result from a related party transaction, the Company's Audit Committee or a majority of the Independent Directors may review the proposed compensation arrangement.

Philosophy.  The compensation program for the executive officers of the Company is developed and administered by the Board of Directors and its Compensation Committee. Overall compensation policies regarding non-executive officers and employees of the Company are established by the Compensation Committee, but the specific compensation program for such persons is developed and administered by Company management. The key goals of the Company's executive compensation program are: (1) to attract, retain and reward talented and productive executive officers who can contribute (both short and long-term) to the success of the Company; (2) provide incentives for executive officers for superior performance; and (3) to align compensation and interests of the executive officers with those of the stockholders by rewarding executive officers according to their contribution to the Company's success.

Implementation Guidelines.  To implement the general compensation philosophy described above, the Company's executive compensation program has three primary components: (i) a base salary, (ii) bonus awards, and (iii) long-term incentive awards. The factors and criteria considered with respect to each of these components are set forth below.  Total direct compensation to the Company's executive officers (base salary, bonus awards and long-term incentive awards) will be targeted within the appropriate competitive range, although higher compensation may be paid, in the discretion of the Compensation Committee, if necessary to attract or retain unusually qualified executives.

Base Salary.  The range of the base salary for an executive or other employee position will generally be established based on competitive salaries for positions with a similar scope of responsibilities and job complexities. The Company subscribes to a compensation data survey which provides salary data based upon business focus, executive job descriptions, geographic location and size of the company,  but which does not identify the component companies by name.  The level of base salary within the range of competitive salaries is determined on the basis of individual performance, experience and other relevant factors, such as demonstrated leadership, job knowledge and management skills.  Such determination is made by the Compensation Committee, with regard to the Company's executive officers, and by management with regard to all non-executive officers and employees consistent with the general overall compensation policies established by the Compensation Committee.

Base salaries are targeted within such competitive range, although higher compensation may be paid, in the discretion of the Compensation Committee, if necessary or appropriate to attract or retain unusually qualified executives.  Annual or other base salary adjustments are based on individual and company performance, as well as other market factors, such as changes in the Consumer Price Index.

Bonus Awards.  We pay bonus award compensation in order to focus the efforts of the executives and other employees on performance objectives in accordance with the business strategy of the Company. The Compensation Committee administers incentive awards for the Company's executive officers. The Compensation Committee, with input from the Chief Executive Officer, reviews and assesses (i) the extent to which the overall Company performance goals have been met during the year, (ii) each executive officer's individual performance for the year and (iii) the Target Bonus Amount set forth in each executive officer's Employment Agreement, and makes awards to the Company's executive officers on the basis of that review. Management of the Company is responsible for awarding bonus amounts to non-executive officers and employees of the Company, taking into account the general compensation philosophy of the Company.

Long-Term Incentive Awards.  The third element of the Company's compensation program is provided through the Company's Long-Term Incentive Plan (the "Plan").  We pay long-term incentive compensation because we believe it aligns the interests of the officers and employees with those of stockholders. The Plan is intended to focus the efforts of officers and employees on performance that will increase the value of the Company for its stockholders.

Pursuant to the Plan, the Compensation Committee may grant incentive stock options within the meaning of the Internal Revenue Code of 1986, as amended, and may grant, among other types of awards, non-statutory stock options to purchase shares of common stock. The Compensation Committee also may grant stock appreciation rights and award shares of restricted stock and incentive shares in accordance with the terms of the Plan. Subject to the terms of the Plan, the Compensation Committee has discretion in making grants and awards under the Plan. The Compensation Committee may, however, consider the recommendations of management with respect to such grants and awards.  During the year ended December 31, 2013, no grants or awards were made to the Named Executive Officers.

In general, the Compensation Committee's decisions concerning the specific compensation elements for individual executive officers were made within the broad framework previously described and in light of each executive officer's level of responsibility, performance, current salary, prior year bonus and other compensation awards.  In all cases, the Compensation Committee's specific decisions regarding 2013 executive officer compensation were ultimately based upon the Compensation Committee's judgment about the individual executive officer's performance and potential future contributions, and about whether each particular payment or award would provide an appropriate reward and incentive for that executive officer to contribute to, and enhance, the Company's performance.

Retirement and Other Benefits.  The Company encourages its employees to save for retirement and, as such, offers a 401(k) savings plan.  The 401(k) savings plan is a tax-qualified retirement savings plan pursuant to which all U.S. employees, including the named executive officers, are able to contribute up to the limit prescribed by the Internal Revenue Code on a before-tax basis.  The Company matches 50% of contributions up to 4% of eligible compensation to all 401(k) plan participants, up to a maximum per participating employee of $5,100 per annum.

In 2013, the Named Executive Officers were eligible to participate in the Company's health and welfare programs that are generally available to other Company employees, including medical, dental, basic life, short-term and long-term disability, employee assistance, flexible spending, and accidental death & dismemberment.  In addition, the Named Executive Officers receive supplemental life insurance coverage of two times annual salary, not to exceed $625,000 of coverage in combination with the basic life coverage.  The premiums for the supplemental insurance are paid by the Company.

Termination Benefits.  The Company has entered into Employment Agreements with the Named Executive Officers that provide for specified benefits upon termination.  See the discussion of their Employment Agreements under "Employment Agreements," below.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the members of the Compensation Committee:
Jane Bryant Quinn, Chairman
Christopher D. Sorrells
Orrie Lee Tawes, III

Summary Compensation Table

The following table sets forth all plan and non-plan compensation awarded to, earned by or paid for all services rendered in all capacities to GSE Systems and its subsidiaries by the named executive officers (the "Named Executive Officers") for each of the last two completed fiscal years.  The Named Executive Officers listed in the following table include our principal executive officer ("PEO"), principal financial officer ("PFO"), and our three most highly compensated officers other than the PEO and PFO.
		Annual Compensation
Name and Principal				Option	All Other
Position	Year	Salary	Bonus	Awards (1)	Compensation		Total

James A. Eberle	2013	$322,900	$-	$-	$14,038	(2)	$336,938
Chief Executive Officer	2012	$311,700	$-	$-	$21,983	(3)	$333,683

Jeffery G. Hough	2013	$228,340	$-	$-	$8,597	(4)	$236,937
Sr. Vice President & CFO	2012	$216,842	$10,000	$-	$21,491	(5)	$248,333

Jerome I. Feldman	2013	$252,508	$-	$-	$53,549	(6)	$306,057
Chairman of Board	2012	$309,775	$-	$-	$42,283	(7)	$352,058

Lawrence M. Gordon	2013	$238,680	$-	$-	$17,564	(8)	$256,244
Sr. Vice President & General Counsel	2012	$227,168	$-	$-	$24,188	(9)	$251,356

Chin-Our Jerry Jen	2013	$238,680	$-	$-	$15,081	(10)	$253,761
President	2012	$227,168	$17,500	$-	$23,330	(11)	$267,998

(1)
The amounts in this column reflect the aggregate grant date fair value of each stock option award, as computed in accordance with generally accepted accounting principles, assuming no forfeitures, for awards granted pursuant to the Company's 1995 Long-Term Incentive Plan.  Assumptions used in the calculation of these amounts are included in footnote 14 to the Company's audited financial statements for the fiscal year ended December 31, 2013 included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2014.

(2)	Consists of $5,038 for Company retirement plan matching, $1,173 for executive group term life insurance premiums, and $7,827 for personal vehicle expenditures.
(3)
Consists of $4,900 for Company retirement plan matching, $815 for executive group term life insurance premiums, $5,068 for personal vehicle expenditures, $4,000 for club membership dues, and $7,200 for car allowance.

(4)	Consists of $4,439 for Company retirement plan matching, $2,234 for executive group term life insurance premiums, and $1,924 for personal vehicle expenditures.
(5)
Consists of $4,294 for Company retirement plan matching, $3,084 for executive group term life insurance premiums, $2,913 for personal vehicle expenditures, $4,000 for club membership dues, and $7,200 for car allowance.

(6)	Consists of $25,000 fee as Chairman of the GSE Board of Directors, $2,472 for executive group term life insurance premiums, and $26,077 for personal vehicle expenditures.
(7)	Consists of $25,000 fee as Chairman of the GSE Board of Directors, $2,472 for executive group term life insurance premiums, $3,611 for personal vehicle expenditures, and $11,200 for car allowance.
(8)	Consists of $3,903 for Company retirement plan matching, $3,844 for executive group term life insurance premiums, and $9,817 for personal vehicle expenditures.
(9)
Consists of $3,855 for Company retirement plan matching, $3,216 for executive group term life insurance premiums, $5,917 for personal vehicle expenditures, $4,000 for club membership dues, and $7,200 for car allowance.

(10)	Consists of $4,452 for Company retirement plan matching, $7,838 for executive group term life insurance premiums, and $2,791 for personal vehicle expenditures.
(11)
Consists of $4,296 for Company retirement plan matching, $4,937 for executive group term life insurance premiums, $2,897 for personal vehicle expenditures, $4,000 for club membership dues, and $7,200 for car allowance.

Grants Of Plan – Based Awards

No stock options were granted to the Named Executive Officers during the fiscal year ended December 31, 2013.

Fiscal Year-End Option Values And Aggregated Option Exercises In Last Fiscal Year

The following tables set forth certain information with respect to unexercised options held by the named executive officers at the end of the fiscal year ended December 31, 2013 and options exercised during the fiscal year ended December 31, 2013 by such persons.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013

		Number of
		Securities Underlying		Option
Option		Unexercised Options		Exercise	Option
Grant		at 12/31/13		Price	Expiration
Name	Date	Exercisable	Unexercisable	($/share)	Date

James A. Eberle	10/28/2010	40,000	-	$3.40	10/28/2017	(1)
11/11/2011		80,000	120,000	$1.85	11/11/2018	(2)

Jeffery G. Hough	10/23/2008	28,571	11,429	$5.95	10/23/2018	(3)
10/28/2010		20,000	-	$3.40	10/28/2017	(1)
11/11/2011		40,000	60,000	$1.85	11/11/2018	(2)

Jerome I. Feldman	10/23/2008	71,428	28,572	$5.95	10/23/2018	(3)
10/28/2010		40,000	-	$3.40	10/28/2017	(1)
11/11/2011		60,000	90,000	$1.85	11/11/2018	(2)

Chin-Our Jerry Jen	10/23/2008	28,571	11,429	$5.95	10/23/2018	(3)
10/28/2010		20,000	-	$3.40	10/28/2017	(1)
11/11/2011		50,000	75,000	$1.85	11/11/2018	(2)

Lawrence M. Gordon	1/5/2009	50,000	-	$5.74	1/5/2016	(4)
10/28/2010		10,000	-	$3.40	10/28/2017	(1)
11/11/2011		40,000	60,000	$1.85	11/11/2018	(2)

(1)	The options vest 40% one year from date of grant, another 30% two years from date of grant; and the final 30% three years from date of grant.
(2)	The options vest 20% one year from the date of grant with an additional 20% vesting after each of the next five years.
(3)	The options vest 14.3% one year from the date of grant with an additional 14.3% vesting after each of the next six years.
(4)	The options vest 20% on the date of grant with an additional 20% vesting after each of the next four years.

Employment Agreements-- As of January 1, 2013, all of the Named Executive Officers entered into new employment agreements.  The terms of all of such agreements are summarized below.

The Board of Directors of the Company approved entering into Employment Agreements (the "Agreements") with each of the Named Executive Officers (the "Executive Officers").  The Agreements are effective as of January 1, 2013 and each Agreement runs from January 1, 2013 through December 31, 2014 (the "Employment Period").

Effective January 1, 2013, the base salaries for each of the following Executive Officers is as follows:

James A. Eberle	$322,900
Chin-our Jerry Jen	238,680
Lawrence M. Gordon	238,680
Jeffery G. Hough	228,340

In connection with the new Agreements, the cash amount of the Car Allowance ($7,200 per annum) and the Club Dues ($4,000 per annum), which were included in the old employment agreements have been eliminated and included in base salary.  Other than such reclassification, the base salaries for such Executive Officers were not increased for 2013.

The base salary will be reviewed at least annually by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") and the Compensation Committee may, but shall not be required to, increase (but not decrease) the base salary during the Employment Period.

Mr. Feldman's base salary for 2013 is $260,330 and his base salary for 2014 is $206,000.

For each calendar year of the Employment Period, the Messrs. Jen, Gordon and Hough will  be eligible to earn an annual bonus award (the "Bonus") of up to 25% of base salary (Mr. Eberle up to 50%  of base salary), based upon the achievement of annual performance goals established by the Compensation Committee.

The Company shall pay the monthly medical and dental insurance premiums for each Executive Officer in association with Company-provided health insurance plans.  Each Executive Officer is entitled to receive vacation in accordance with the Company's policy for its senior executives and may participate in other Company sponsored benefit plans including life insurance and 401(k) retirement plans.  Each Executive Officer is entitled to reimbursement by the Company for all reasonable expenses incurred by him in connection with his employment.  Reimbursable expenses include, but are not limited to, business travel and customer entertainment expenses.

The Company may terminate each Agreement for cause.  Examples of "cause" include (i) the willful and continued failure by the Executive Officer to substantially perform his duties or obligations, after written demand for substantial performance is delivered by the Company, (ii) the willful engaging by the Executive Officer in misconduct which will have a material adverse effect on the reputation, operations, prospects or business relations of the Company, (iii) the conviction of the Executive Officer of any felony or the entry by the Executive Officer of any plea of nolo contendere in response to an indictment for a crime involving moral turpitude, (iv) the  abuse of alcohol, illegal drugs or other controlled substances which impact the Executive Officer's performance of his duties or (v) the material breach by the Executive Officer of a material term or condition of their Agreement.

Notice of termination must be in writing and must state the reason for termination. The Executive Officer (with his attorney) will have the opportunity to be heard by the Company's Board of Directors.  In the event of termination for cause, the Executive Officer shall continue to receive his full salary through the date of termination.  In the event of disability, the Executive Officer will continue to receive his full salary (less any sum payable under the Company's disability benefit plan) until his employment is terminated.

If the Company terminates the Executive Officer's employment in breach of the terms of the Agreement, then the Company shall pay the Executive Officer his full salary and provide the Executive Officer his benefits for a period equal to the greater of (i) the number of months then remaining on the term of the Agreement and (ii) 12 months.  In addition, all options to purchase the Company's common stock granted to the Executive Officer under the Company's option plan or otherwise shall immediately become fully vested and shall terminate on such date as they would have terminated if his employment by the Company had not been terminated.
If an Executive Officer's employment (other than Mr. Feldman) is terminated at the end of the Agreement (the "Scheduled Termination Date") or if the Executive Officer (other than Mr. Feldman) continues as an employee after the Scheduled Termination Date and his employment is subsequently terminated by the Company for a reason other than (i) the death or disability of the Executive Officer or (ii) cause, the Executive Officer shall be entitled to receive his full salary and benefits for a period of one year from the date of termination.

In the event a Change of Control (as defined in the Agreement) of the Company occurs and the Executive Officer terminates his employment for Good Reason (as defined in the Agreement), then for a period of 12 months (18 months for Mr. Eberle) from the date of his termination, the Executive Officer would continue to receive salary and all benefits (including medical, dental and life insurance coverage and any other Company-provided benefits) that he is receiving as of the date the Change of Control occurs. In addition, the Executive Officer would also be entitled to receive on the date of termination an amount equal to the average of the amounts paid to him as a bonus for the two years prior to the year in which the Change of Control takes place.

The foregoing is a brief description of the terms of the Agreements which, by its nature, is incomplete.  It is qualified in its entirety by the text of the respective agreements, which were filed as exhibits to a Current Report on Form 8-K, filed with the SEC on April 23, 2013, and incorporated herein by reference.  All readers of this proxy are encouraged to read the entire text of the Agreements.

COMPENSATION OF DIRECTORS

In light of the Company's operating results, the Company has suspended the cash portion of Director compensation for the fiscal year 2014.  For 2013, our Board of Directors adopted the following guidelines for the compensation of directors:

·
Annual Retainer:  an annual retainer of $12,000 is paid to all directors who do not chair a committee and are classified as "Independent Directors" based upon the SEC and NYSE MKT criteria for Independent Directors.  The Chairman of the Board, the Chairman of the Compensation Committee, and the Chairman of the Audit Committee are each paid an annual retainer of $25,000 per year.

·
Board of Committee Meeting Attendance Fees:  Independent Directors are paid $1,500 for each Board meeting attended.  Members of the Audit Committee and the Compensation Committee receive $500 for each meeting attended.

·	Stock Options: On an annual basis, each Independent Director is awarded non-qualified GSE stock options to purchase 10,000 shares of the Company's common stock, pursuant to the Company's Plan.

The table below summarizes the compensation paid by the Company to Directors who are not included in the Executive Summary Compensation Table above.

2013 DIRECTOR COMPENSATION

	Fees earned
	or Paid in	Option
	Cash	Awards (1)	Total

Jerome I. Feldman	$25,000	$12,229	$37,229
Sheldon L. Glashow	24,000	12,229	36,229
Roger L. Hagengruber	26,000	12,229	38,229
Joseph W. Lewis	39,000	12,229	51,229
Christopher D. Sorrells	24,500	12,229	36,729
Jane Bryant Quinn	36,000	12,229	48,229
O. Lee Tawes, III	24,500	12,229	36,729

(1)
The amounts in this column reflect the aggregate grant date fair value of each stock option award, as computed in accordance with generally accepted accounting principles, assuming no forfeitures, for awards granted pursuant to the Company's 1995 Long-Term Incentive Plan.  Assumptions used in the calculation of these amounts are included in footnote 14 to the Company's audited financial statements for the fiscal year ended December 31, 2013 included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2014.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is currently comprised of Mr. Sorrells, Ms. Quinn (Chairman) and Mr. Tawes.  No member of the Compensation Committee has served as a Company officer or employee at any time.  None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board. None of our executive officers serve as a member of the Board of Directors of any other company that has an executive officer serving as a member of our Compensation Committee.

PROPOSALS RECOMMENDED FOR CONSIDERATION BY STOCKHOLDERS

Proposal 1: Election Of Directors

Currently there are eight directors serving on the Board.  The Board is divided into three classes that serve staggered three-year terms and are as nearly equal in number as possible.  The stockholders elect at least one class of directors annually. Each class generally serves for a period of three years, although a director may be elected for a shorter term in order to keep the number of directors in each class approximately equal.

The terms of Sheldon L. Glashow and Roger L. Hagengruber will expire at the 2014 Annual Meeting. These directors have been nominated by the Company's Nominating Committee to stand for reelection at the meeting to hold office until the 2017 Annual Meeting and until their successors are elected and qualified. Biographical information, including professional background and business-related experience, for each of the nominees and incumbent directors is contained in the section captioned "Information About Executive Officers and Directors."

The proxies solicited hereby, unless directed to the contrary, will be voted for election of the nominees. All of the nominees have consented to being named in this Proxy Statement and to serve if elected. The Board has no reason to believe that any of the nominees will not be a candidate or will be unable to serve, but if either occurs proxies may be voted for such substituted nominee or nominees as the board, in its discretion, may designate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
SHELDON L. GLASHOW AND ROGER L. HAGENGRUBER

Proposal 2: Non-Binding Resolution To Approve Executive Compensation
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank") and Section 14A of the Securities Exchange Act, as amended (the "Exchange Act"), we are providing stockholders the chance to approve, in a non-binding vote, the Company's executive compensation as reported in this Proxy Statement.  We are providing stockholders with this opportunity on an annual basis pursuant to the recommendation of Shareholders at the 2011 Annual Meeting that the Company hold a "say on pay" vote every year.
Our executive compensation programs are designed to support the Company's long-term success.  As described in the "Compensation Discussion and Analysis" section of this Proxy Statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:
•	to attract, retain and reward talented and productive executive officers and other employees who can contribute (both short and long-term) to the success of the Company;
•	provide incentives for executive officers for superior performance; and
•	to align compensation and interests of the executive officers with those of the Company and reward executive officers according to their contribution to the Company's success.
We urge stockholders to read the "Compensation Discussion and Analysis" set forth in this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation philosophy and objectives, as well as the Summary Compensation Table and related compensation tables and narrative below which provide detailed information on the compensation of our named executive officers.  The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the "Compensation Discussion and Analysis" are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement has supported and contributed to the Company's success.

We are asking stockholders to approve the following non-binding resolution at the 2014 Annual Meeting:
RESOLVED, that the stockholders of GSE Systems, Inc. (the "Company") approve, on an advisory basis, the compensation of the Company's named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement at the Company's 2014 Annual Meeting of Stockholders.
This advisory resolution, commonly referred to as a "say-on-pay" resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS SET FORTH IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE SUMMARY COMPENSATION TABLE AND THE RELATED COMPENSATION TABLES AND NARRATIVE IN THE PROXY STATEMENT, AND IT IS INTENDED THAT PROXIES NOT MARKED TO THE CONTRARY WILL BE SO VOTED.

Proposal 3:  Ratification Of Appointment Of Independent Registered Public Accounting Firm

Upon the recommendation of the Audit Committee, and subject to stockholder approval, the Board has appointed the firm of BDO USA LLP ("BDO") as independent registered public accountants of the Company for the current fiscal year.  As discussed above under the caption entitled "Change in Independent Registered Public Accountants," the Company dismissed KPMG LLP ("KPMG") as its principal independent registered public accounting firm. KPMG served as the Company's independent registered public accounting firm for the audit of our financial statement for the fiscal years 2013 and 2012.  Representatives of BDO and KPMG are expected to attend the 2014 Annual Meeting and the firms will have the opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.  The Board has been advised by BDO USA LLP that neither the firm nor any member of the firm has a direct or indirect financial interest in the Company or its subsidiaries.

For a description of the Audit Committee's pre-approval policies and procedures pursuant to 17 CFR 210.2-01(c)(7)(i), see the section captioned "Audit Committee Pre-Approval of Audit and Non-Audit Services."

Ratification of the appointment of the independent registered public accountants requires the affirmative vote of a majority of the votes cast by the holders of the shares of common stock voting in person or by proxy at the annual meeting. The stockholder's ratification of the appointment of BDO USA LLP will not impact the Audit Committee's responsibility pursuant to its charter to appoint, replace and discharge the independent auditors. If the stockholders do not ratify the appointment of BDO USA LLP, the Board of Directors may reconsider the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
RATIFICATION OF THE APPOINTMENT OF BDO USA LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Proposal 4:  Approval of the Company's 1995 Long-Term Incentive Plan (As Amended and Restated, Effective March 6, 2014)

The Board proposes that the stockholders of the Company approve an amendment to the Plan.  Prior to the amendment, there are 5,500,000 shares reserved for issuance under the Plan, however, as of the Record Date, 996,680 shares are available for grant under the Plan.

The Board requests and recommends the stockholders ratify and approve the proposed 1995 Long-Term Incentive Plan, as Amended and Restated, effective March 6, 2014 (the "Amended and Restated Plan"), which provides for reservation of an additional 1,000,000 shares of Common Stock for issuance thereunder in accordance with the Company's Bylaws and Delaware General Corporation Law.

The purpose of increasing the number of shares of Common Stock available for issuance under the Amended and Restated Plan is to ensure that the Company has sufficient shares of Common Stock available for issuance in order to maintain its ability to continue to utilize equity incentives to attract and retain the services of key individuals and high-quality employees, officers, directors and consultants essential to its long-term growth and financial success, through the issuance of option grants and to provide additional incentive by permitting certain key individuals whose efforts have materially contributed to the Company's success to be eligible to participate as owners of the Company.  The Amended and Restated Plan provides for a total of 6,500,000 shares of Common Stock which may be issued upon the exercise of options granted thereunder.

The following is a summary of the material provisions of the Amended and Restated Plan, which is qualified in its entirety by the terms of the Amended and Restated Plan that is attached to this Proxy as Exhibit A. A copy of the Amended and Restated Plan may also be obtained from the Plan Administrator at our executive offices located at 1332 Londontown Blvd, Suite 200, Sykesville, MD 21784.

The purpose of the Amended and Restated Plan is to promote the long-term growth and profitability of the Company. The Amended and Restated Plan is administered by the Board or a committee of the Board (the "Administrator"). The Amended and Restated Plan permits the granting of stock options to employees, directors or consultants (including incentive stock options and nonqualified stock options) stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards or any combination of these.

Outstanding equity awards represent potential future stock issuances that would, upon exercise result in diluting the percentage ownership of each investor. As a percentage of the Company's outstanding stock, the impact of outstanding equity awards serves as a measure of future dilution.  In addition, shares reserved for future option grants under the Company's stock plans can eventually dilute stock ownership as equity awards are granted and exercised.

Employees often choose not to exercise vested options and hold on to them for possible future exercise. Failing to exercise vested options can have the effect of causing relatively high levels of outstanding options.

Intellectual capital, including the know-how of key employees of the acquired company, is a value component in most acquisitions. Stock options are frequently granted to employees of the acquired company to ensure business continuity in order to fully realize the value of the acquired company and its technologies, acquisitions can result in an increase in the level of equity awards.

The Administrator has the powers vested in it by the terms of the Amended and Restated Plan, including determining the types of awards to be granted, number of shares covered by each award, prescribed grant agreements evidencing such awards, and the establishment of programs for granting awards. The Administrator has the authority to administer and interpret the Amended and Restated Plan and to adopt and interpret the rules, regulations, agreements, guidelines and instruments as it determines are necessary or advisable. In making such determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its subsidiaries, and such other factors deemed relevant in accomplishing the purposes of the Amended and Restated Plan.

The Amended and Restated Plan will terminate on June 30, 2018. All awards made under the Amended and Restated Plan shall remain in effect until such awards have been satisfied or terminated in accordance with the Amended and Restated Plan and the terms of such awards.

Grants of options made under the Amended and Restated Plan are intended to qualify as either incentive stock options ("ISO") or non-qualified stock options ("NSO") as governed by Sections 422 and 83 of the Internal Revenue Code (the "Code") respectively. Generally, at the time of the grant, federal income tax is not payable by an option holder and the Company does not take a deduction. Under current tax laws, if an option holder exercises a non-qualified stock option, the option holder will have taxable income equal to the difference between the fair market price of the common stock on the exercise date and the stock option grant price.

Although no tax consequences generally result from the grant of the option, an option holder who exercises a NSO generally will realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. An option holder generally will have no taxable income upon exercising an ISO after the applicable holding periods have been satisfied (however, alternative minimum tax may apply), and the Company will not receive a deduction when an incentive stock option is exercised.

Upon exercise of an option, the tax treatment may also vary depending on the amount of time the shares were held and whether they were acquired upon exercise of an ISO or a NSO. The Company will be entitled to a deduction in the corresponding amount on its income tax return and, if the shares were acquired under an ISO before the applicable holding periods have been satisfied, it may be entitled to a deduction.
Effective January 1, 2005, Section 409A to the Code covers most programs that defer the receipt of compensation to a succeeding year. It also provides strict election deferral and payout timing rules. In the event an employee fails to comply with Section 409A, significant penalties may be placed on the individual employee. However, Section 409A does not affect the Company's ability to deduct deferred compensation.
Awards granted under the Amended and Restated Plan may also qualify as "performance-based compensation" under Section 162(m) of the Tax Code in order to preserve the Company's federal income tax deductions with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to one of the Company's five most highly-compensated executive officers.  Options and other awards which qualify as such must be granted under the Amended and Restated Plan by a committee consisting solely of two or more "outside directors" (as defined under Section 162 regulations) and satisfy the Amended and Restated Plan's limit on the total number of shares that may be awarded to any one option holder during any calendar year. In addition, for awards other than options to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance criteria, as established and certified by a committee consisting solely of two or more "outside directors."

The rules governing the tax treatment of options and the receipt of shares in connection with such grants are quite technical; accordingly, the above description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as their interpretation may vary in individual circumstances. Finally, the tax consequences under applicable state laws may not be the same as under the federal income tax laws.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF
THE COMPANY'S 1995 LONG-TERM
 INCENTIVE PLAN (AS AMENDED AND RESTATED, EFFECTIVE MARCH 6, 2014)

Other Business

As of the date of this proxy statement, the Company does not know of any matters that will be presented for action at the annual meeting other than those expressly set forth herein. If other matters properly come before the meeting, proxies submitted on the enclosed form will be voted by the persons named in the enclosed form of proxy in accordance with their best judgment. In addition, if (i) any of the persons named to serve as directors are unable to serve or for good cause will not serve and the Board of Directors designates a substitute nominee or (ii) any stockholder proposal, which is not in this proxy statement or on the proxy card or voting instructions form pursuant to Rule 14a-8 or 14a-9 of the Securities Exchange Act of 1934, is presented for action at the meeting, or (iii) if any matters concerning the conduct of the meeting are presented for action, then stockholders present at the meeting may vote on such items. If you are represented by proxy, your proxy will vote your shares using his discretion.

By Order of the Board of Directors

Jeffery G. Hough
Secretary
Sykesville, Maryland

EXHIBIT A

GSE SYSTEMS, INC.
 1995 LONG-TERM INCENTIVE PLAN
(As Amended and Restated Effective March 6, 2014)

1.            Restatement, Purpose and Types of Awards

GSE Systems, Inc., a Delaware corporation (the "Corporation"), maintained the GSE Systems, Inc. 1995 Long-Term Incentive Plan (As Amended through March 6, 2011) (the "Prior Plan").  The Prior Plan has been amended and restated, as set forth herein, effective March 6, 2014, subject to the approval of the shareholders of the Corporation within twelve months of such effective date (the "Plan"). Notwithstanding anything herein to the contrary, nothing in this Plan shall adversely affect the rights or obligations, under any Award granted under the Prior Plan, of any grantee or holder of the Award without such person's approval.

The purpose of the Plan is to promote the long-term growth and profitability of the Corporation by: (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Corporation; and (ii) enabling the Corporation to attract, retain and reward the best-available persons.

The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, or any combination of the foregoing.

2.            Definitions

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a)            "Affiliate" shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Corporation (including, but not limited to, joint ventures, limited liability companies, and partnerships).  For this purpose, "control" shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

(b)            "Award" shall mean any stock option, stock appreciation right, stock award, phantom stock award, or performance award.

(c)            "Board" shall mean the Board of Directors of the Corporation.

(d)            "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(e)            "Common Stock" shall mean shares of common stock of the Corporation, $.01 par value.

(f)            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(g)            "Fair Market Value" of a share of the Corporation's Common Stock for any purpose on a particular date shall mean the last reported sale price per share of Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the American Stock Exchange, or if the Common Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Common Stock is not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the American Stock Exchange or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Administrator or by such other source or sources as shall be selected in good faith by the Administrator.  If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day.  As used herein, the term "trading day" shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the American Stock Exchange, any business day.

(h)            "Grant Agreement" shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

(i)            "Parent" shall mean a corporation, whether now or hereafter existing, within the meaning of the definition of "parent corporation" provided in Code section 424(e), or any successor thereto.

(j)            "Subsidiary" and "subsidiaries" shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of "subsidiary corporation" provided in Section 424(f) of the Code, or any successor thereto.

3.            Administration

(a)            Administration of the Plan.  The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time (the Board, committee or committees hereinafter referred to as the "Administrator").

(b)            Powers of the Administrator.  The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:  (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee's employment or other relationship with the Corporation; and (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period. The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

(c)            Non-Uniform Determinations.  The Administrator's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d)            Limited Liability.  To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e)            Indemnification.  To the maximum extent permitted by law and by the Corporation's charter and bylaws, the members of the Administrator shall be indemnified by the Corporation in respect of all their activities under the Plan.

(f)            Effect of Administrator's Decision.  All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Corporation, and their respective successors in interest.

4.            Shares Available for the Plan; Maximum Awards

Subject to adjustments as provided in Section 7(d), the shares of Common Stock that may be issued with respect to Awards granted under the Plan (including, for purposes of this Section 4, the Prior Plan) shall not exceed an aggregate of 6,500,000 shares of Common Stock.  The Corporation shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d).  If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Corporation in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), the shares subject to such Award and the surrendered shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to the Corporation in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

Subject to adjustments as provided in Section 7(d), the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one fiscal year of the Corporation to any one individual under this Plan shall be limited to 400,000.  Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

5.            Participation

Participation in the Plan shall be open to all employees, officers, directors, and consultants of the Corporation, or of any Affiliate of the Corporation, as may be selected by the Administrator from time to time.

6.            Awards

The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan.  Awards may be granted individually or in tandem with other types of Awards.  All Awards are subject to the terms and conditions provided in the Grant Agreement.

(a)            Stock Options.  The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Corporation or of any Parent or Subsidiary of the Corporation.  Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to Fair Market Value on the date of grant, but nonqualified stock options may be granted with an exercise price less than Fair Market Value.  No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

(b)            Stock Appreciation Rights.  The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights ("SAR").  An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised.  Payment by the Corporation of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator.  If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date.  No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(c)            Stock Awards.  The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine.  A stock Award may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.

(d)            Phantom Stock.  The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units ("phantom stock") in such amounts and on such terms and conditions as it shall determine.  Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Corporation's assets.  An Award of phantom stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the grantee.

(e)            Performance Awards.  The Administrator may grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator.  Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Performance goals established by the Administrator may be based on the Corporation's or an Affiliate's operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Corporation or an Affiliate as a whole, over such performance period as the Administrator may designate.

7.            Miscellaneous

(a)            Withholding of Taxes.  Grantees and holders of Awards shall pay to the Corporation or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Corporation or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award.  In the event that payment to the Corporation or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes.

(b)            Loans.  The Corporation or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

(c)            Transferability.  Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution.  Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative.

(d)            Adjustments; Business Combinations.  In the event of changes in the Common Stock of the Corporation by reason of any stock dividend, spin-off, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator shall make appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan as provided in Section 4 of the Plan and to the number, kind and price of shares covered by outstanding Awards, and shall make any other adjustments in outstanding Awards, including but not limited to reducing the number of shares subject to Awards or providing or mandating alternative settlement methods such as settlement of the Awards in cash or in shares of Common Stock or other securities of the Corporation or of any other entity, or in any other matters which relate to Awards as the Administrator shall determine to be necessary or appropriate.
The Administrator is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Corporation, or the financial statements of the Corporation or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(e)            Substitution of Awards in Mergers and Acquisitions.  Awards may be granted under the Plan from time to time in substitution for Awards held by employees or directors of entities who become or are about to become employees or directors of the Corporation or an Affiliate as the result of a merger or consolidation of the employing entity with the Corporation or an Affiliate, or the acquisition by the Corporation or an Affiliate of the assets or stock of the employing entity.  The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

(f)            Termination, Amendment and Modification of the Plan.  The Board may terminate, amend or modify the Plan or any portion thereof at any time.

(g)            Non-Guarantee of Employment or Service.  Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Corporation or shall interfere in any way with the right of the Corporation to terminate such service at any time with or without cause or notice.

(h)            No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a grantee or any other person.  To the extent that any grantee or other person acquires a right to receive payments from the Corporation pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

(i)            Governing Law.  The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland without regard to its conflict of laws principles.

(j)            Effective Date; Termination Date.  The Plan is effective as of March 6, 2014, the date on which the Plan, as an amendment and restatement of the Prior Plan, was approved by the Board, subject to the approval of the stockholders of the Corporation within twelve months of such effective date.  No Award shall be granted under the Plan after the close of business on June 30, 2018.  Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

Exhibit B

GSE Systems, Inc. Audit Committee Charter

I. Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

•	Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•	Monitor the independence and performance of the Company's independent auditors.

•	Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

Audit Committee members shall meet the requirements of the NYSE MKT Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

III. Audit Committee Responsibilities and Duties

Review Procedures

1.
Review and reassess the adequacy of this Charter at least once a year at the first audit committee meeting of the calendar year. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2.
Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3.
In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

4.
Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1.  AU section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

5.
Review with the Company's CEO on a periodic basis the status of any material pending orders, significant changes in current projects, and any other matters that could significantly affect the Company's financial status.

Independent Auditors

6.
The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

7.	Approve the fees and other significant compensation to be paid to the independent auditors.

8.	On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

9.	Review the independent auditors' audit plan – discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

10.
Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1.  AU section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T.

11.	Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

Legal Compliance

12.
On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Procedures for Handling Complaints about Accounting Matters

13.
Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Other Audit Committee Responsibilities

14.	Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

15.	Review and approve all related party transactions and similar matters.

16.	Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

17.	Maintain minutes of meetings, ensuring that the minutes document:

♦	all significant issues that have been discussed during the meetings with the auditors, management and legal counsel, and

♦	all decisions made by the audit committee outside of their formal meetings, such as approval of the independent auditors' fees or approval of non-audit services.

The minutes of the Audit Committee meetings will be presented to the Board of Directors for review at their Board meetings.  The Chairman of the Audit Committee will provide additional comments to the Board as deemed appropriate.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Sheldon L. Glashow 02 Roger L. Hagengruber

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: In their discretion as to such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ▢
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	▢	▢

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000213203_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

GSE SYSTEMS, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
To be held on June 10, 2014

The undersigned hereby constitutes and appoints **Jeffery G. Hough** and/or **James A. Eberle**, or either of them, as attorneys and proxies with full power of substitution, to attend and vote all of the shares which the undersigned is entitled to vote at the annual meeting of stockholders of GSE Systems, Inc. (the "Company") to be held at the Company's headquarters at 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784 at 11:00 a.m. local time, on June 10, 2014 and at any and all adjournments or postponements of the meeting, with the same force and effect as if the undersigned were personally present, and the undersigned hereby instructs said attorneys and proxies to vote as follows with respect to the matters described in the accompanying proxy statement.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000213203_2 R1.0.0.51160